                                                                    EXHIBIT 10.2

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                                   AND WAIVER

     THIS AMENDMENT AND WAIVER dated as of May 12, 2003 is by and among Cambridge Heart, Inc., a Delaware corporation (the "Company"), The Tail Wind Fund Ltd. ("Tail Wind") and, except as to Paragraph 3 below, Robert P. Khederian ("Khederian").

     WHEREAS, the Company has entered into a certain Registration Rights Agreement dated December 21, 2001 among the Company, Tail Wind and Khederian (the "2001 Agreement");

     WHEREAS, the Company, Tail Wind and Khederian desire to amend the 2001 Agreement as set forth below;

     WHEREAS, the Company has entered into a certain Registration Rights Agreement among the Company, Tail Wind, Special Situations Private Equity Fund, L.P., Special Situations Fund III, L.P. and Geoffrey H. Galley dated June 8, 1999 (the "1999 Agreement");

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, enter into this Amendment and Waiver and agree as follows:

     1. Paragraph (c) of Section 2 of the 2001 Agreement is hereby deleted and amended and restated in its entirety to read as follows:

               (c) PAYMENTS BY THE COMPANY. The Company shall use its best efforts to cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than the ninetieth (90th) day following the Closing Date. At the time of effectiveness, the Company shall ensure such Registration Statement covers at least 2,212,643 Registrable Securities. If (i) such Registration Statement covering all of the Registrable Securities is not declared effective by the SEC on or before the one hundred twentieth (120th) day following the Closing Date (the "REGISTRATION DEADLINE") or (ii) after such Registration Statement has been declared effective by the SEC, sales of any of the Registrable Securities required to be covered by such Registration Statement cannot be made pursuant to such Registration Statement (by reason of a stop order and/or because the Registration Statement contains misstatements or omissions due to the Company's failure to update the Registration Statement or because of any other reason outside the control of the Investors) at any time after the Registration Deadline hereunder, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). Notwithstanding the foregoing, no payments shall accrue pursuant to this Section 2(c) during any "black-out" period permitted pursuant to
          Section 4(f). In the event the Investors fail to provide, within five
          (5) business days, information reasonably requested by the Company for inclusion in the Registration Statement or to provide their approval (or comments to) the Registration Statement (or any amendment or supplement thereto), there shall be a day-for-day extension of any period within which the Company is required to act hereunder, and no payments shall accrue during such extension pursuant to this Section 2(c). The Company shall pay to each Investor an amount equal to the product of (i) the aggregate purchase price of the Common Stock purchased by such Investor (the "AGGREGATE SHARE PRICE"), multiplied by (ii) two hundredths (.02), for each thirty (30) day period (or portion thereof) (A) after the Registration Deadline and prior to the date the Registration Statement covering all of the Registrable Securities is declared effective by the SEC, and (B) during which sales of any Registrable Securities cannot be made pursuant to any such Registration Statement after the Registration Statement has been declared effective. (For example, if the Registration Statement covering all of the Registrable Securities is not effective by the Registration Deadline, the Company would pay $20,000 for each thirty
          (30) day period thereafter with respect to each $1,000,000 of Aggregate Share Price until the Registration Statement becomes effective.) Such amounts shall be paid in cash. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period.

     2. Tail Wind and Khederian hereby waive their rights under Paragraph (c) of Section 2 of the 2001 Agreement to receive liquidated damages because the Common Stock of the Company is not listed or included for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange. This waiver does not constitute a waiver with respect to any other liquidated damages provision of Paragraph (c) of Section 2 of the 2001 Agreement.

     3. Tail Wind hereby waives its rights under Paragraph (c) of Section 2 of the 1999 Agreement to receive liquidated damages because the Common Stock of the Company is not listed or included for quotation on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange. This waiver does not constitute a waiver with respect to any other liquidated damages provision of Paragraph (c) of Section 2 of the 1999 Agreement.

     4. Except as set forth herein, the 2001 Agreement and the 1999 Agreement shall remain in full force and effect without modification.

     4. This Amendment and Waiver shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

     5. This Amendment and Waiver may be executed in more than one counterpart and as so executed shall constitute a single instrument, notwithstanding that all of the parties have not signed the same counterpart.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

     IN WITNESS WHEREOF, the Company, Tail Wind and Khederian have executed this Amendment and Waiver as of the date first above written.


                                CAMBRIDGE HEART, INC.


                                By: /s David A. Chazanovitz
                                    -----------------------
                                   Name:  David A. Chazanovitz
                                   Title: President and Chief Executive Officer


                                THE TAIL WIND FUND LTD.


                                By: /s/ David Crook
                                   ----------------
                                   Name: David Crook
                                   Title:

                                 /s/ Robert P. Khederian
                                ---------------------------
                                Robert P. Khederian


                    [SIGNATURE PAGE TO AMENDMENT AND WAIVER]